UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2020

REIGN RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9465 Wilshire Boulevard
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code: (213) 457-3772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.         Entry into a Material Definitive Agreement.

On August 25, 2020, Reign Resources Corporation, a Delaware corporation (the “Registrant”) executed a Share Exchange Agreement (the “Agreement”) with Sigyn Therapeutics, Inc., a Delaware corporation (“Sigyn”), whereby the Registrant will acquire 100% of the of the issued and outstanding shares of common stock of Sigyn, in exchange for a total of 75% of the fully paid and nonassessable shares of the Registrant’s common stock outstanding immediately following the Closing of the Agreement (the “Acquisition”).

Upon the Closing of, and as a result of, the Acquisition, Sigyn will become a wholly-owned subsidiary of the Registrant, and following the consummation of the Acquisition and giving effect to the issuance of the Registrant’s shares of common stock as part of the Acquisition, as well as additional shares of common stock to be issued to noteholders and warrant holders of both the Registrant and Sigyn, the stockholders of Sigyn will beneficially own approximately Seventy-five percent (75%) of the issued and outstanding Common Stock of the Registrant on a fully diluted basis. In addition, in connection with the Acquisition, the two principals of Sigyn will be appointed to serve as members of the Registrant’s board of directors. The parties have taken the actions necessary to provide that the Acquisition is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Agreement contains customary representations, warranties and covenants of the Registrant and Sigyn for like transactions. The Acquisition will close upon the completion of various closing conditions as further described in the Agreement (the “Closing Date”). The shares of the Registrant’s common stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

The Company intends to file financial statements of Sigyn in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release dated August 31, 2020, announcing the Acquisition, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 8.01         Other Events

On November 14, 2019 and May 12, 2020, the Registrant filed current reports on Form 8-K (the “Current Reports”) in order to disclose amendments to the Registrant’s Certificate of Incorporation, specifically related to an increase in the Registrant’s authorized common stock, a corporate name change, and a reverse stock split of the Registrant’s common stock. The Registrant did not file the Certificates of Amendment as exhibits to the Current Reports. The Certificates of Amendment as referenced in the Current Reports are attached as exhibits to this Form 8-K.

Item 9.01         Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Number	Description
3.1.1	Certificate of Amendment dated October 30, 2019
3.1.2 10.1	Certificate of Amendment dated April 24, 2020 Share Exchange Agreement dated August 25, 2020
99.1	Press Release, dated August 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020

REIGN RESOURCES CORPORATION

/s/ Joseph Segelman
By: Joseph Segelman
Chief Executive Officer